UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 25, 2006 (July 25, 2006)

Brookdale Senior Living Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-32641	20-3068069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 North Wabash Avenue, Suite 1400, Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(312) 977-3700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.01. Completion of Acquisition or Disposition of Assets.

Merger with ARC

On July 25, 2006, Brookdale Senior Living Inc. (the "Company") completed the acquisition of American Retirement Corporation ("ARC") pursuant to an Agreement and Plan of Merger (the "Merger Agreement"), dated May 12, 2006, by and among the Company, Beta Merger Sub Corporation, a wholly-owned subsidiary of the Company ("Merger Sub"), and ARC. Under the terms of the Merger Agreement, Brookdale acquired all outstanding shares of ARC for an aggregate purchase price of approximately $1.2 billion in cash, or $33.00 per share of ARC common stock. The Merger Agreement provided for the merger of Merger Sub with and into ARC (the "Merger"). ARC is now a wholly-owned subsidiary of the Company.

A summary of certain provisions of the Merger Agreement is provided in the Company's Current Report on Form 8-K, filed on May 12, 2006, which is incorporated herein by reference, and is qualified in its entirety by reference to the complete Merger Agreement filed as Exhibit 2.1 thereto. A copy of the Company's press release announcing the completion of the Merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Funding of Acquisition

In order to fund the Company's consideration for the Merger, on July 25, 2006, the Company completed a private placement of its equity securities and completed an underwritten public offering of its equity securities. The description of the closing of the Investment Agreement set forth in Item 3.02 and the closing of the underwritten public offering set forth in Item 8.01 of this report are incorporated herein by reference.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02. Unregistered Sales Of Equity Securities.

On July 25, 2006, the Company closed the equity commitment provided for in the Investment Agreement, entered into on May 12, 2006 (the "Investment Agreement"), by and between the Company and RIC Coinvestment Fund LP (the "Investor"), a fund managed by an affiliate of Fortress Investment Group LLC. A summary of certain provisions of the Investment Agreement is provided in the Company's Current Report on Form 8-K, filed on May 12, 2006, which is incorporated herein by reference, and is qualified in its entirety by reference to the complete Investment Agreement filed as Exhibit 10.1 thereto. Pursuant to the Investment Agreement, the Company issued and sold 17,600,867 shares of its common stock, par value $0.01 per share, to the Investor or an aggregate purchase price of $650.0 million. This issuance of these securities was made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

A copy of the Company's press release announcing the closing of the equity commitment provided for in the Investment Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c) In connection with the Merger, the Company previously disclosed that it had entered into an employment agreement with W.E. Sheriff to become the Company's co-Chief Executive Officer upon consummation of the Merger. On July 25, 2006, Mr. Sheriff, age 63, became the Company's co-Chief Executive Officer. Previously, Mr. Sheriff served as Chairman and Chief Executive Officer of ARC and its predecessors since April 1984 and as its President since 2003. From 1973 to 1984, Mr. Sheriff served in various capacities for Ryder System, Inc., including as President and Chief Executive Officer of its Truckstops of America division. Mr. Sheriff also serves on the boards of various educational and charitable organizations and in varying capacities with several trade organizations. None of the companies where Mr. Sheriff has worked in the previous five years are a parent, subsidiary or other affiliate of the Company.

Mr. Sheriff has no family relationship with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company.

As a condition to entering into the employment agreement, Mr. Sheriff has purchased 249,752 shares of common stock of the Company at a price of $38.07 per share, which shares are subject to an 18-month holding period. Mr. Sheriff has also been granted 249,752 restricted shares of common stock of the Company. Eighty percent (80%) of these restricted shares will vest upon the attainment of performance goals and 20% of these shares will vest based upon continued employment with the Company. A summary of certain provisions of the employment agreement with Mr. Sheriff is provided in the Company's Current Report on Form 8-K, filed on May 12, 2006, which is incorporated herein by reference, and is qualified in its entirety by reference to the employment agreement with Mr. Sheriff, which is filed as Exhibit 10.3 thereto.

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events.

On July 25, 2006, the Company announced that it closed its previously announced underwritten public offering of common stock. The Company issued and sold a total of 17,721,519 shares of its common stock and Health Partners, an existing stockholder, sold a total of 4,399,999 shares, including 2,885,415 shares sold pursuant to the exercise by the underwriters of their over-allotment option, at a public offering price of $39.50 per share. The Company received net proceeds from the sale of such shares of approximately $675.5 million. The Company did not receive any proceeds from the sale of the shares by Health Partners.

A copy of the press release announcing the completion of the offering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

99.1	Press Release, dated July 25, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By:	/s/ Deborah C. Paskin
Deborah C. Paskin Executive Vice President, General Counsel and Secretary

Date: July 25, 2006

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release, dated July 25, 2006

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